                                  [LETTERHEAD]
                                                                 Exhibit 5.1


                                November 5, 1996




(213) 229-7000                                                   C 00610-00024

Aftermarket Technology Corp.
33309 First Way South
Suite A-206
Federal Way, Washington  98003

     Re:  REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-6697)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by Aftermarket Technology Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on June 24, 1996 (Registration No. 333-6697), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company subject to the Registration Statement.

     For the purposes of the opinion set forth below, we have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, it is our opinion that, when the Registration Statement has become effective under the Securities Act and the Shares have been issued, sold and paid for pursuant to the terms of the Registration Statement and the exhibits thereto, the Shares will be duly and validly issued, fully paid and non-assessable.

Aftermarket Technology Corp.
November 5, 1996
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus that forms a part thereof. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                   Very truly yours,



                                   GIBSON, DUNN & CRUTCHER LLP

BDM/JMS/LYK/KFM